Exhibit 99.2

FOR IMMEDIATE RELEASE

WHEELER REAL ESTATE INVESTMENT TRUST, INC. COMPLETES OFFERING AND SALE

OF $90 MILLION OF SERIES C CONVERTIBLE PREFERRED STOCK

Virginia Beach, VA – March 19, 2015 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“Wheeler” or the “Company”) announced today that the Company has entered into definitive purchase agreements with accredited investors in a private placement transaction that resulted in gross proceeds of $90 million. In addition, the Company has received a letter of intent with a respected national lender for a $45 million revolving line of credit to further fund the Company’s growth initiatives.

Jon S. Wheeler, the Company’s Chairman and Chief Executive Officer, commented, “We are very pleased with the successful completion of this financing. The added capital provides the Company with an opportunity to strengthen its balance sheet and further execute our business model while strategically acquiring ‘necessity-based’ properties from a robust pipeline of grocery anchored shopping centers. The new line of credit will also provide the Company with additional financial flexibility during this truly transformational time. With the completion of this financing, we believe that we will see significant development and growth which are designed to increase shareholder value over the long term.”

Under the terms of the transaction, Wheeler issued 90,000 shares of Series C Mandatorily Convertible Preferred Stock (“Series C Preferred Stock”) at a purchase price of $1,000 per share. Wheeler also issued an additional 3,000 shares of Series C Preferred Stock in exchange for the cancelation of $3.0 million of existing convertible debt. The Series C Preferred Stock will pay a dividend that mirrors the price and distribution of the Company’s common stock. The Series C Preferred Stock will automatically convert into common stock, following and subject to shareholder approval. Common shareholders will vote on the conversion of the Series C Preferred Stock at the Company’s next annual shareholder meeting, which is set to occur on or about June 4, 2015. The Series C Preferred Stock will have a conversion price of $2.00 per share, and the Company has agreed to file a registration statement for the converted shares. If, by June 19, 2015, the Series C Preferred Stock remains outstanding, the dividend yield on the Series C Preferred Stock will increase to 15.0% annually. The Series C Preferred Stock will rank senior to all common stock and on parity with the Company’s Series A Preferred Stock and Series B Preferred Stock.

Wheeler Real Estate Investment Trust Inc. March 19, 2015	Page 2

The Company expects to utilize net proceeds from the offering and sale of the Series C Preferred Stock to fund future acquisitions and for general working capital. Below is a list of properties that Wheeler currently has under contract or has signed letters of intent to acquire.

Property	Location	Grocery Anchor	Number of Tenants	Gross Leasable Area	% Leased	Purchase Price (in $000s)	Pro forma Base Rent (in $000s)	Pro Forma NOI (in $000s)	Estimated Cap Rate
Alex City	Alexander City, AL	Winn-Dixie	18	147,791	98.1%	$10,250	$1,007	921	9.0%
Beaver Ruin[1]	Lilburn, GA	Kroger	29	74,038	91.5%	$12,350	$1,094	994	8.1%
Butler Square	Mauldin, SC	Bi-Lo	16	82,400	92.9%	$9,400	$830	780	8.3%
Patton Square	Woodruff, SC	Bi-Lo	11	91,910	100.0%	$7,850	$690	634	8.1%
Washington Square[2]	Washington, NC	Piggly Wiggly	42	261,566	97.9%	$20,000	$1,818	1,642	8.2%
Brook Run	Richmond, VA	Martins	19	147,738	92.0%	$18,788	$1,651	1,503	8.0%
Chesapeake Square	Onley, VA	Food Lion	12	99,848	82.0%	$6,340	$698	629	9.9%

Total Pipeline/ Weighted Average				905,291	94.5%	$84,978	$7,788	7,103	8.4%

1)	Kroger is the shadow-anchor

2)	Food Lion has executed a lease to replace Piggly Wiggly in 2017 or possibly earlier, increasing NOI $275k to a total of $1,916,592, effectively increasing estimated acquisition cap rate to 9.6% and total weighted average cap rate of the pipeline to 8.7% once Food Lion is in-place

The Company is currently contemplating a transaction during 2015 by which it may attempt to redeem or exchange WHLR Common Stock for the outstanding shares of the Company’s Series A Preferred Stock, Series B Preferred Stock and non-convertible notes. The exact terms of this transaction have yet to be determined.

Compass Point Research & Trading, LLC acted as the lead placement agent and Maxim Group LLC acted as co-managing placement agent for the financing.

Dividend Adjustment

Concurrent with the completion of the transaction, the Company’s new business model includes adjusting the monthly common stock dividend from $0.035 per share to approximately $0.0175 per share commencing with the distribution of the April 2015 dividend. All shareholders of record as of March 31, 2015 will receive the revised rate for the expected monthly cash dividend of $0.0175 per share on or about April 30, 2015. The dividend rate on the Series A Preferred Stock and Series B Preferred Stock will not change.

The adjusted common stock dividend rate will result in an annualized yield on market price, as of the date of this announcement, of approximately 6.4%. The Company believes that the reduction in the common stock dividend will provide the REIT with additional financial flexibility while continuing to reward shareholders with a yield above industry standards. The Company expects the new common stock dividend rate will remain in effect until further notice.

Wheeler Real Estate Investment Trust Inc. March 19, 2015	Page 3

About Wheeler Real Estate Investment Trust, Inc.

Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. is a fully-integrated, self-managed commercial real estate investment company focused on acquiring and managing income-producing retail properties with a primary focus on grocery-anchored centers. The Company’s strategy is to opportunistically acquire and reinvigorate well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive risk-adjusted returns, Wheeler’s portfolio contains strategically selected properties, primarily leased by nationally and regionally recognized retailers of consumer goods and are located in the Northeast, Mid-Atlantic, Southeast and Southwest regions of the United States.

Additional information about Wheeler Real Estate Investment Trust, Inc. can be found at the Company’s corporate website: www.whlr.us.

Forward-Looking Statement

This press release includes forward-looking statements regarding the financing plans of the Company, including statements related to Wheeler’s offering of Series C Preferred Stock, the revolving line of credit, the exchange offer and dividends. Any statement describing the Company’s expectations, financial or other projections are ongoing forward-looking statements. Specifically, statements herein relating to the Company’s (a) contemplated and other potential future property acquisitions; (b) anticipated financial performance; (c) ability to successfully negotiate an exchange of its existing Series A Preferred Stock, Series B Preferred Stock and existing convertible debt on the terms referenced herein or at all; and (d) anticipated future dividend rates are forward-looking statements. Such statements are subject to certain risks and uncertainties. Wheeler’s forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are not historical facts but are the intent, belief or current expectations of management based on its knowledge and understanding of the business and industry. As a result, investors are cautioned not to rely on these forward-looking statements. These and other risks concerning Wheeler are described in additional detail in the Company’s annual report on Form 10-K for the year ended December 31, 2013 and subsequent filings, which are on file with the U.S. Securities and Exchange Commission. Copies of these and other documents are available from the Company. For additional factors that could cause the operations of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company’s filings with the SEC which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

Wheeler Real Estate Investment Trust Inc. March 19, 2015	Page 4

CONTACT:	-OR-	INVESTOR RELATIONS:
Wheeler Real Estate Investment Trust Inc.		The Equity Group Inc.
Robin Hanisch		Terry Downs
Corporate Secretary		Associate
(757) 627-9088		(212)836-9615
robin@whlr.us		tdowns@equityny.com

Laura Nguyen		Adam Prior
Director of Marketing		Senior Vice-President
(757) 627-9088		(212)836-9606
lnguyen@whlr.us		aprior@equityny.com